Exhibit 99.1

For more information, contact:

Robert D. Sznewajs

President & CEO

(503) 598-3243

Anders Giltvedt

Executive Vice President & CFO

(503) 598-3250

WEST COAST BANCORP REPORTS THIRD QUARTER EARNINGS

-	YEAR-TO-DATE DILUTED EARNINGS PER SHARE OF $1.51 INCREASED 9% OVER 2006.
-	RETURN ON AVERAGE EQUITY, TANGIBLE* OF 16.6% IN THE THIRD QUARTER 2007.
-	CONTINUED STRONG COMMERCIAL LOAN GROWTH IN THIRD QUARTER 2007.

Lake Oswego, OR – October 16, 2007 – West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $8.3 million or $.52 per diluted share for the third quarter of 2007, compared to third quarter 2006 earnings of $7.9 million or $.49 per diluted share. Year-to-date earnings per diluted share growth and return on average equity, tangible, were 9% and 17%, respectively.

	Three months ended September 30,
(Dollars in millions, except per share data)	2007	2006	% Change

Diluted Earnings Per Share	$0.52	$0.49	6%
Return On Average Equity	15.3%	16.6%
Return On Average Equity, Tangible*	16.6%	18.2%
Total Period End Loans	$2,183	$1,869	17%
Total Period End Deposits	$2,111	$2,007	5%

*Return on Average Equity, Tangible is a non-GAAP measure that we define and calculate as net income excluding intangible asset amortization, net of tax, divided by average equity less average intangible assets. See financial tables for a reconciliation to the GAAP measure.

"The continuation of strong growth in net interest and non-interest income in the third quarter of 2007, as compared to the same period a year ago, contributed to the 6% quarter over quarter growth in diluted quarterly earnings per share,” said Robert D. Sznewajs, President and Chief Executive Officer. “Year-to-date 2007, as compared to the same period in 2006, the diluted earnings per share increased 9%. The quarterly and year-to-date performance results in 2007 versus the same periods in 2006 compare favorably to recent industry trends in our region.”

WEST COAST BANCORP REPORTS THIRD QUARTER 2007 EARNINGS

October 16, 2007

Financial Results:

In the third quarter of 2007, total net interest income increased $3.5 million or 13% compared to the same quarter last year primarily due to 17% loan growth from September 30, 2006. The third quarter net interest spread and net interest margin remained relatively unchanged from the same quarter in 2006, as the Company was able to match higher rates on interest bearing deposits with higher yields on loans. The third quarter 2007 net interest margin of 4.94% was slightly better than anticipated due to higher than expected construction loan balances and loan fees.

Total non-interest income rose $.7 million, or 9%, year-over-year third quarter. Excluding the $.4 million merchant services contract credit received during the third quarter of 2006, total non-interest income grew 15%. See financial tables for reconciliation. Beyond slightly lower gains on sales of loans, which were impacted by lower residential mortgage market activity, the company generated broad-based fee income growth. Deposit service charges revenues grew 11% in the third quarter primarily reflecting the 11% year-over-year growth in number of transaction deposit accounts. This account growth also boosted payment system-related revenues which, adjusted for the above mentioned merchant services credit, grew 24% from the third quarter of 2006. Due to a strong equity market and investment product sales, trust and investment services revenue grew 26% from the same quarter of 2006.

Compared to the third quarter 2006, total non-interest expense increased $1.5 million or 7% in the third quarter of 2007. Approximately one-third of this growth can be attributed to additional team members and branch locations. The 27% increase in year over year third quarter payment system expense was largely due to significantly higher transaction volumes across our payment systems product offerings. Marketing expense grew 18% from third quarter 2006 due to an aggressive direct mail schedule in the most recent quarter, which we expect to extend the growth of new transaction deposit accounts in future periods.

WEST COAST BANCORP REPORTS THIRD QUARTER 2007 EARNINGS

October 16, 2007

The $2.7 million 2007 third quarter provision for loan losses increased significantly from $.6 million in the same quarter in 2006. The higher provision was due to a moderately negative trend in credit migration of the loan portfolio in the most recent quarter compared to the improving trend that occurred during the third quarter in 2006, as well as net charge-offs increasing to $.7 million from $.1 million in the same period in 2006. The ratio of net charge-offs to average loans (annualized) was 0.13% in the most recent quarter compared to 0.02% in the third quarter of 2006. Non-performing assets increased to $9.1 million or .34% of total assets on September 30, 2007, from $2.7 million or .11% on September 30, 2006, mainly due to higher non-performing 2-step residential construction loans.

As of September 30, 2007, we reclassified a portion of the allowance for loan losses and recorded a reserve for unfunded loan commitments. The amount reclassified into other liabilities was $1.0 million or .05% of total loans. For purposes of comparison to prior periods, the combined allowance for loan losses and reserve for unfunded commitments, defined as the total allowance for credit losses, was 1.31% as a percentage of total loans at September 30, 2007. See financial tables for details. This reclassification had no impact on our provision for loan losses expense. Any future expense related to a provision for unfunded commitments will be recorded in other non-interest expense.

Reflecting a slowing trend in risk-weighted asset growth, the Company repurchased 175,000 shares during the third quarter of 2007. As of September 30, 2007, approximately 1.1 million shares remained available for repurchase under the Company’s recently announced share repurchase program. The Company also increased its quarterly cash dividend payable on October 31, 2007, 12.5% to 13.5 cents.

WEST COAST BANCORP REPORTS THIRD QUARTER 2007 EARNINGS

October 16, 2007

Other:

The Company will hold a Webcast conference call Wednesday, October 17 , at 8:30 a.m. Pacific Time, during which the Company will discuss results for third quarter 2007, review its strategic progress, and provide management’s current expectations for the remainder of 2007.

To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “3rd Quarter 2007 Earnings Conference Call” tab. The conference call may also be accessed by dialing 877.604.2074, ID # 15774636 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp, one of Oregon Business Magazine’s 100 Best Companies to Work For, is a Northwest bank holding company with $2.6 billion in assets, and 62 offices in Oregon and Washington. The Company combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank. For more information, visit the Company’s web site at www.wcb.com.

Forward Looking Statements:

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

WEST COAST BANCORP REPORTS THIRD QUARTER 2007 EARNINGS

October 16, 2007

A number of factors could cause results to differ significantly from our expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2006, including under the heading "Forward Looking Statement Disclosure" and in Item 1A. Risk Factors.

WEST COAST BANCORP REPORTS THIRD QUARTER 2007 EARNINGS

October 16, 2007

	West Coast Bancorp Consolidated Income Statements
(Unaudited)	Three months ended			Nine months ended
(Dollars and shares in thousands)	September 30,		June 30,	September 30,
	2007	2006	2007	2007	2006
Net interest income
Interest and fees on loans	$44,517	$36,748	$42,637	$127,065	$98,056
Interest on investment securities	3,129	3,485	3,397	10,268	9,921
Other interest income	96	316	114	329	519
Total interest income	47,742	40,549	46,148	137,662	108,496
Interest expense on deposit accounts	14,504	11,860	13,524	41,015	27,441
Interest on borrowings and subordinated debentures	3,401	2,394	3,900	10,201	7,023
Total interest expense	17,905	14,254	17,424	51,216	34,464
Net interest income	29,837	26,295	28,724	86,446	74,032

Provision for loan losses	2,700	625	3,500	9,000	1,533
Non-interest income
Service charges on deposit accounts	3,213	2,897	3,136	9,234	8,262
Payment systems related revenue	2,122	2,116	2,012	5,812	5,000
Trust and investment services revenues	1,662	1,322	1,649	4,803	3,997
Gains on sales of loans	650	748	967	2,921	2,141
Other	661	591	845	2,180	1,875
Gains (losses) on sales of securities	(163)	(206)	96	(67)	(686)
Total non-interest income	8,145	7,468	8,705	24,883	20,589
Non-interest expense
Salaries and employee benefits	13,312	12,209	12,544	38,369	35,223
Equipment	1,593	1,412	1,574	4,693	4,022
Occupancy	2,099	1,855	2,158	6,306	5,127
Payment systems related expense	843	666	825	2,333	1,754
Professional fees	485	680	545	1,451	1,837
Postage, printing and office supplies	973	996	969	2,818	2,639
Marketing	1,298	1,103	870	3,292	3,708
Communications	415	372	354	1,202	982
Other non-interest expense	1,584	1,845	1,661	4,677	4,994
Total non-interest expense	22,602	21,138	21,500	65,141	60,286
Income before income taxes	12,680	12,000	12,429	37,188	32,802
Provision for income taxes	4,350	4,131	4,294	12,859	11,241
Net income	$8,330	$7,869	$8,135	$24,329	$21,561

Basic earnings per share	$0.54	$0.51	$0.52	$1.57	$1.45
Diluted earnings per share	$0.52	$0.49	$0.50	$1.51	$1.38

Weighted average common shares	15,536	15,386	15,567	15,528	14,904
Weighted average diluted shares	16,035	16,053	16,143	16,108	15,587

Tax equivalent net interest income	$30,225	$26,700	$29,121	$87,629	$75,186

WEST COAST BANCORP REPORTS THIRD QUARTER 2007 EARNINGS

October 16, 2007

	West Coast Bancorp Consolidated Balance Sheets
	Sept. 30	Sept. 30	June 30,
(Dollars and shares in thousands, unaudited)	2007	2006	2007
Assets:
Cash and cash equivalents	$101,372	$119,301	$82,414
Investments	271,409	295,753	267,614
Total loans	2,183,301	1,868,564	2,140,942
Allowance for loan losses	(27,534)	(22,404)	(26,496)
Loans, net	2,155,767	1,846,160	2,114,446
Goodwill and other intangibles	14,611	15,182	14,730
Other assets	104,452	93,045	105,195
Total assets	$2,647,611	$2,369,441	$2,584,399

Liabilities and Stockholders’ Equity:
Demand	$500,120	$508,719	$482,698
Savings and interest-bearing demand	347,560	336,557	347,028
Money market	666,352	622,652	668,373
Certificates of deposits	597,421	539,319	547,054
Total deposits	2,111,453	2,007,247	2,045,153
Borrowings and subordinated debentures	285,141	146,111	296,727
Other liabilities	33,106	21,827	28,656
Total liabilities	2,429,700	2,175,185	2,370,536
Stockholders’ equity	217,911	194,256	213,863
Total liabilities and stockholders’ equity	$2,647,611	$2,369,441	$2,584,399

Common shares outstanding period end	15,604	15,532	15,748
Book value per common share	$13.97	$12.51	$13.58
Tangible book value per common share	$13.03	$11.53	$12.65

	West Coast Bancorp Period End Loan Portfolio By Category
	Sept. 30	Sept. 30	Change		June 30,
(Dollars in thousands, unaudited)	2007	2006	Amount	%	2007
Commercial loans	$530,196	$452,035	$78,161	17%	$515,590
Real estate construction loans	519,870	308,886	210,984	68%	503,414
Real estate mortgage loans	305,675	274,812	30,863	11%	294,447
Real estate commercial loans	804,200	805,458	(1,258)	0%	803,155
Installment and other consumer loans	23,360	27,373	(4,013)	-15%	24,336
Total loans	$2,183,301	$1,868,564	$314,737	17%	$2,140,942

WEST COAST BANCORP REPORTS THIRD QUARTER 2007 EARNINGS

October 16, 2007

	West Coast Bancorp Return on average equity tangible reconciliation[1]
	For the three months ended Sept. 30,		For the nine months ended Sept. 30,
(Dollars in thousands)	2007	2006	2007	2006
Net income	$8,330	$7,869	$24,329	$21,561
Less: intangible asset amortization, net of tax*	78	99	274	185
Net income, tangible	$8,408	$7,968	$24,603	$21,746

Average shareholders’ equity	$215,550	$188,496	$209,808	$171,254
Less: average intangibles	(14,660)	(15,266)	(14,805)	(5,658)
Average shareholders’ equity, tangible	$200,890	$173,230	$195,003	$165,596
*Federal income tax provision applied at 35%.

Return on average equity	15.3%	16.6%	15.5%	16.8%
Return on average equity, tangible	16.6%	18.2%	16.9%	17.6%

1 Management uses return on equity, tangible internally and has disclosed it to investors based on its belief that the figure makes it easier to compare the Company’s performance to other financial institutions that do not have merger-related intangible assets and is commonly used in the industry. Ratios have been annualized where appropriate.

	West Coast Bancorp Noninterest income/payment systems income reconciliation [2]
(Dollars in thousands)	For the three months ended Sept. 30,		Variance $$	Variance %
	2007	2006
Noninterest income per GAAP	$8,145	$7,468	$677	9%
Less: merchant services contract credit	—	400
Noninterest income excluding adjustment	$8,145	$7,068	$1,077	15%

Payment system income per GAAP	$2,122	$2,116	$6	0%
Less: merchant services contract credit	—	400
Payment system income excluding adjustment	$2,122	$1,716	$406	24%

2 Management has adjusted percentage growth and has disclosed it to investors based on its belief that the figure makes it easier to compare the Company’s performance in the current year to the prior year.

WEST COAST BANCORP REPORTS THIRD QUARTER 2007 EARNINGS

October 16, 2007

	West Coast Bancorp Financial Information
	Third	Third	Second
(Dollars in thousands except for per share data, unaudited)	Quarter	Quarter	Quarter	Year to date	Year to date
(all rates have been annualized where appropriate)	2007	2006	2007	2007	2006
PERFORMANCE RATIOS
- Return on average assets	1.29%	1.35%	1.29%	1.29%	1.35%
- Return on average common equity	15.33%	16.56%	15.51%	15.50%	16.83%
- Return on average tangible equity	16.60%	18.24%	16.89%	16.87%	17.56%
- Non-interest income to average assets	1.26%	1.28%	1.38%	1.32%	1.29%
- Non-interest expense to average assets	3.49%	3.63%	3.41%	3.47%	3.78%
- Efficiency ratio, tax equivalent	58.7%	61.5%	57.0%	57.9%	62.5%

NET INTEREST MARGIN
- Yield on interest-earning assets	7.87%	7.50%	7.84%	7.83%	7.29%
- Rate on interest-bearing liabilities	3.86%	3.51%	3.84%	3.79%	3.10%
- Net interest spread	4.01%	3.99%	4.00%	4.04%	4.19%
- Net interest margin	4.94%	4.89%	4.90%	4.94%	5.00%

AVERAGE ASSETS
- Investment securities	$267,681	$298,988	$285,156	$288,377	$290,946

- Commercial loans	$516,634	$449,107	$502,749	$495,833	$411,016
- Real estate construction loans	507,613	287,558	474,660	460,861	256,736
- Real estate mortgage loans	300,114	271,511	289,812	290,915	260,395
- Real estate commercial loans	798,940	801,354	790,372	796,294	744,463
- Installment and other consumer loans	23,799	28,567	25,967	25,172	27,948
- Total loans	$2,147,100	$1,838,097	$2,083,560	$2,069,075	$1,700,558

- Total interest earning assets	$2,426,360	$2,167,250	$2,381,652	$2,370,055	$2,009,767
- Other assets	143,180	143,854	144,857	143,374	123,771
- Total assets	$2,569,540	$2,311,104	$2,526,509	$2,513,429	$2,133,538

AVERAGE LIABILITIES & EQUITY
- Demand deposits	$490,336	$489,796	$470,622	$474,828	$455,975
- Savings and Interest bearing demand	341,496	338,642	348,086	273,383	337,452
- Money market	680,027	587,174	659,817	661,037	531,245
- Certificates of deposits	565,550	504,894	538,713	547,622	431,154
- Total deposits	$2,077,409	$1,920,506	$2,017,238	$1,956,870	$1,755,826

- Borrowings and subordinated debentures	$252,314	$182,085	$274,093	$250,011	$188,422

- Total interest bearing liabilities	$1,839,387	$1,612,796	$1,820,709	$1,804,853	$1,488,273
- Other liabilities	514,603	509,812	495,451	498,768	474,011
- Total liabilities	$2,353,990	$2,122,608	$2,316,160	$2,303,621	$1,962,284
- Average common equity	215,550	188,496	210,349	209,808	171,254
- Total average liabilities and common equity	$2,569,540	$2,311,104	$2,526,509	$2,513,429	$2,133,538

AVERAGE ASSET/LIABILITY RATIOS
- Average stockholders’ equity to average assets	8.39%	8.16%	8.33%	8.35%	8.03%
- Average int. earning assets to int. bearing liabilities	131.9%	134.4%	130.8%	131.3%	135.0%
- Average loans to average assets	83.6%	79.5%	82.5%	82.3%	79.7%
- Interest bearing deposits to assets	61.8%	61.9%	61.2%	59.0%	57.1%

WEST COAST BANCORP REPORTS THIRD QUARTER 2007 EARNINGS

October 16, 2007

	West Coast Bancorp Allowance For Credit Losses and Net Charge-offs
(Dollars in thousands, unaudited)	Quarter ended Sept. 30, 2007	Quarter ended Sept. 30, 2006	Quarter ended June 30, 2007
Allowance for loan losses, beginning of period	$26,496	$21,883	$24,464
Provision for loan losses	2,700	625	3,500
Reclassification to reserve for unfunded commitments	(972)	—	—

Charge-offs	990	330	1,567
Recoveries	300	226	99
Net charge-offs	690	104	1,468

Total allowance for loan losses	$27,534	$22,404	$26,496

Reserve for unfunded commitments	972	—	—
Total allowance for credit losses	$28,506	$22,404	$26,496

Net loan charge-offs to average loans (annualized)	0.13%	0.02%	0.28%

	Year to date	Year to date
	Sept. 30,	Sept. 30,
(Dollars in thousands, unaudited)	2007	2006
Allowance for loan losses, beginning of period	$23,017	$20,469
Provision for loan losses	9,000	1,533
Reclassification to reserve for unfunded commitments	(972)	—

Charge-offs	4,076	1,147
Recoveries	565	662
Net Charge-offs	3,511	485

Allowance for loan losses, from acquisition	—	887

Total allowance for loan losses	$27,534	$22,404

Reserve for unfunded commitments	972	—
Total allowance for credit losses	$28,506	$22,404

Net loan charge-offs to average loans (annualized)	0.23%	0.04%

WEST COAST BANCORP REPORTS THIRD QUARTER 2007 EARNINGS

October 16, 2007

	West Coast Bancorp Non-performing Assets
(Dollars in thousands, unaudited)	Sept. 30, 2007	Sept. 30, 2006	June 30, 2007
Non-accruing loans	$7,867	$2,652	$6,116
90 day delinquencies	—	—	—
Total non-performing loans	7,867	2,652	6,116

Other real estate owned	1,183	—	—
Total non-performing assets	$9,050	$2,652	$6,116

Allowance for loan losses to total loans	1.26%	1.20%	1.24%
Allowance for credit losses to total loans	1.31%	1.20%	1.24%
Non-performing loans to total loans	0.36%	0.14%	0.29%
Allowance for loan losses to non-performing loans	350%	845%	433%
Non-performing assets to total assets	0.34%	0.11%	0.24%
Allowance for loan losses to non-performing assets	304%	845%	433%